                                                                   EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Olympus
Communications, L.P. and Olympus Capital Corporation on Form S-4 of our reports dated November 4, 1996 (November 12, 1996 as to Note 2) and December 16, 1996 on our audits of the financial statements of Olympus Capital Corporation and ACP Holdings, Inc., respectively, appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
January 6, 1997